Exhibit 10.2

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECURED PROMISSORY NOTE

Principal Amount: $100,000.00	Issue Date: January 1, 2025

Marijuana, Inc., a Florida corporation (“Maker”), promises to pay to Ludwig Enterprises, Inc., a Nevada corporation (“Holder”), the principal sum of One Hundred Thousand Dollars ($100,000.00) (the “Principal Balance”), together with interest accrued thereon calculated at the rate of eight percent (8%) per annum (the “Interest”), all as set forth herein (the “Note”).

The Principal Balance and accrued Interest shall be due and payable on December 31, 2025 (the “Maturity Date”).

Upon a default by Maker hereunder, the then-outstanding Principal Balance shall thereafter bear interest thereon at eighteen percent (18%) per annum (the “Default Rate”) until the past due amount, including interest at the Default Rate, shall have been paid in full.

In the event any payment called for by this Note would result in the violation of applicable usury laws, then any amount paid in excess of the maximum amount on interest allowed by law shall be applied towards a reduction of the outstanding principal balance.

The obligations of this Note are secured by that certain Pledge Agreement dated as of the Issue Date between Holder and Maker.

The occurrence of any one or more of the following events shall constitute a default under this Note:

(a) failure of Maker to make any payment when due under this Note, with a grace period of two (2) business days;

(b) the filing of any petition under federal bankruptcy law or any similar federal or state statute by or against Maker;

(c) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Maker;

(d) the validity or enforceability of this Note is contested by Maker; or

(e) Maker denies that it has any or any further liability or obligation hereunder.

This Note is and shall be deemed to have been made and delivered in the State of Florida and in all respects shall be governed and construed in accordance with the laws of that State.

This Note shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Florida or in the federal courts located in Miami, Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Maker and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The word “Maker” shall include Maker’s representatives, successors and assigns and the word “Holder” shall include Holder’s representatives, successors and assigns.

Maker and all endorsers of this Note hereby waive presentment for payment, demand for payment, notice of non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereon in whole or in part.

If this Note shall be placed with an attorney for collection, Maker, endorsers and guarantors agree to pay all costs of collection, including reasonable attorneys’ fees which shall be added to the amount due under this Note and shall be recoverable with the amount due under this Note and shall be a lien on any collateral securing this Note.

Maker acknowledges and agrees that sufficient consideration has passed to render this Note valid and enforceable and waives any claim based on inadequate consideration.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on January 1, 2025.

MARIJUANA, INC.

By:	/s/ Michael Sheikh
Michael Sheikh
Chief Executive Officer